UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 13, 2023
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

(d) Election of Director

On December 13, 2023, the Board of Directors (the “Board”) of Dropbox, Inc. (the “Company”) appointed Andrew Moore to serve as a member of the Board. He was also appointed to the Audit Committee of the Board.

“We’re thrilled to have Andrew join our Board,” said Dropbox Co-founder and Chief Executive Officer Drew Houston. “Andrew is a leading expert in AI, machine learning, and robotics who has dedicated his life to understanding the positive effects this technology can have on our society. The combination of his academic background, his hands-on experience building AI-powered products, and his passion for applying AI responsibly, is unmatched. We’re excited to benefit from his expertise as Dropbox builds the next-generation of smart tools to help our customers find focus and better organize their working lives.”

“I’m honored to join the Dropbox Board,” said Dr. Moore. “I’ve dedicated my career to studying the development and application of AI and ML models, and how AI can be a powerful tool to help people become smarter and more productive. I firmly believe that Dropbox is well positioned to build on the recent advancements in this technology to unlock profoundly more productive ways of working for people, and I’m thrilled to be part of the Board during this exciting time.”

There are no arrangements or understandings between Dr. Moore and any other person, in each case, pursuant to which Dr. Moore was appointed to serve on the Board. There are no family relationships between Dr. Moore and any other director or executive officer of the Company and there have been no transactions between Dr. Moore and the Company in the last fiscal year, and none are currently proposed that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Moore will receive the standard compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 4, 2023. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Dr. Moore, which agreement is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-223182) filed with the SEC on February 23, 2018.

For additional information, please see a copy of the blog post announcing the appointment of Dr. Moore to the Board, which is attached here as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2023, the Board of the Company adopted amendments to, and restated, the Company’s amended and restated bylaws (as amended, the “Amended and Restated Bylaws”), which became effective the same day. Among other things, the amendments effected by the Amended and Restated Bylaws:

•Amend the Company’s exclusive forum provision to provide that the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for certain claims, actions, and proceedings against the Company to the fullest extent permitted by law (unless the Company expressly consents in writing to the selection of an alternative forum);
•Conform advance notice provisions regarding proposals and nominations from stockholders to reflect universal proxy rules adopted by the SEC and certain Nasdaq requirements;
•Amend certain provisions related to delivery of notices of stockholder meetings and communications regarding adjourned stockholder meetings;
•Amend certain provisions related to notice of an adjourned stockholder meeting (particularly in the event of a technical failure at a virtual meeting);
•Amend certain provisions regarding the preparation of a stockholder list and provision of such list at the annual meeting of stockholders; and
•Make certain other technical, conforming, modernizing, or clarifying changes.

The foregoing description of the changes contained in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of Dropbox, Inc.
99.1	Blog post published by Dropbox, Inc. on December 15, 2023
104.0	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2023

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
Chief Legal Officer